Exhibit 31.2

Certification of Chief Financial Officer of Sidus Space, Inc.

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Teresa Burchfield, certify that:

1.	I have reviewed this quarterly report on Form 10-K/A of Sidus Space, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 8, 2022	/s/ Teresa Burchfield
Teresa Burchfield
Chief Financial Officer (Principal Financial and Accounting Officer)